POWER OF ATTORNEY

         WHEREAS, the undersigned is a trustee of Touchstone Variable Series Trust (the "Trust"); and

         WHEREAS, the Trust proposes to file with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment to its Registration Statement on Form N-1A (the "Post-Effective Amendment");

         NOW THEREFORE, the undersigned hereby constitutes and appoints Jill T. McGruder and Edward S. Heenan, each of them individually and with full powers of substitution, as his true and lawful attorney in fact and agent to execute and file, in his name and on his behalf in any and all capacities, the Post-Effective Amendment (and the prospectus, statement of additional information and exhibits included therein and any supplement to any of the foregoing) and thereafter to execute and file any additional post-effective amendment or amendments, amended prospectus or prospectuses, amended statement or statements of additional information, amended exhibits or any supplements to any of the foregoing (collectively, the "Related Filings").

         The undersigned hereby gives and grants to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof. The undersigned hereby ratifies and confirms as his own act and deed all that said attorneys may or shall lawfully do or cause to be done by virtue hereof. Each attorney in fact and agent has, and may exercise, all of the powers conferred hereby.

         The authority hereby granted is limited to the execution and filing of the Post-Effective Amendment and the Related Filings and, unless earlier revoked by the undersigned or expressly extended by the undersigned in writing, shall remain in force and effective only until the Post-Effective Amendment and the Related Filings shall have become effective.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this _________ day of April, 2000.

                                                    /s/ William J. Williams
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                                                    William J. Williams, Trustee